UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2015

Unwired Planet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 South Virginia Street, Suite 201

Reno, Nevada 89501

(Address of Principal Executive Offices) (Zip Code)

(775) 980-2345

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Board of Directors of Unwired Planet, Inc. (the “Company”) appointed Dean (Kip) Witter III, age 67, as the Chief Financial Officer (“CFO”), principal financial officer and principal accounting officer of the Company, effective as of March 12, 2015. Mr. Witter will provide consulting services to the Company as CFO pursuant to an existing consulting agreement with The Brenner Group, Inc. (the “Brenner Group”) which was entered into as of October 31, 2014 (the “Consulting Agreement”).

Mr. Witter is a Vice President of The Brenner Group, a financial consultancy firm, a position he has held since January 2009. He currently also serves as a director of Eeonyx Corporation, a privately held company Mr. Witter co-founded. Prior to the Brenner Group, from 2003 to 2007 he was President of William D. Witter, Inc., an investment manager, and he served as its Chairman from 2005 to 2007. From 1999 to 2001, he was Chief Financial Officer of Hello Direct, Inc. (formerly NASDAQ “HELO”), until its acquisition by GN Great Nordic. Mr. Witter holds a B.A. in Applied Mathematics from Harvard College and an M.B.A. from the Stanford University Graduate School of Business.

Other than as set out in the Consulting Agreement, there are (a) no understandings or arrangements between Mr. Witter and any other person pursuant to which he was appointed as CFO of the Company and (b) Mr. Witter has no material interest in any transaction or proposed transaction in which the Company is or is to be a party. Mr. Witter has no family relationship with any director or executive officer of the Company.

Under the Consulting Agreement the Company agreed to pay the Brenner Group for Mr. Witter’s services a fee of $275.00 per hour and reimburse Mr. Witter for all travel and out of pocket expenses incurred in connection therewith. The Consulting Agreement has a one-year term until October 31, 2015, will be automatically extended for three (3) month periods, and may be terminated by either party upon one (1) month’s written notice.

As previously reported on that certain Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015, Mark Thompson, the Company’s current CFO, principal financial officer and principal accounting officer, will resign from the Company effective March 12, 2015.

For further information regarding the Consulting Agreement, please refer to the Company’s Form 8-K filed on November 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unwired Planet, Inc.

	By:	/s/ Philip A. Vachon
Dated: March 12, 2015	Name:	Philip A. Vachon
	Title:	Chairman of the Board